EXHIBIT 23

CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-3, File No. 333-30351 and File No. 333-03613, and Registration Statements on Form S-8, File No. 333-71197, File No. 333-107458, and File No. 333-132955.

STONEFIELD JOSEPHSON, INC.

Los Angeles, California
September 1, 2006